As filed with the Securities and Exchange Commission on May 31, 2023

Registration No. 333-263379

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WIDFIT INC.

(Exact name of registrant as specified in its charter)

Nevada	2821	38-4045138
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

Widfit Inc.

Jabotinsky Street 3
Hod Hasharon 4530803

Israel
(236) 513-9606

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shahira Wely

Chief Executive Officer

WidFit Inc.

Jabotinsky Street 3
Hod Hasharon 4530803

Israel
(236) 513-9606

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.

Law Offices of Thomas E. Puzzo, PLLC

3823 44th Ave. NE

Seattle, Washington 98105

Telephone No.: (206) 522-2256

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

DEREGISTRATION OF SECURITIES

Widfit Inc., a Nevada corporation (the “Company”), filed a Registration Statement on Form S-1, as amended (File No. 333-263379) (the “Registration Statement”), relating to the Company’s the offer and sale of 3,000,000 shares of common stock. The Securities and Exchange Commission declared the Registration Statement effective on May 16, 2022. 2,800,000 shares of common stock, of the 3,000,000 shares offered by the Company in the Prospectus under the Registration Statement, have been sold.

Pursuant to Item 512(a)(3) of Regulation S-K, promulgated pursuant to the Securities Act of 1933, as amended, and undertakings contained in the Registration Statement, the Company files this post-effective amendment to the Registration Statement to deregister the 200,000 shares of the Company’s common stock in the offering of 3,000,000 shares of common stock by the Company that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Hod Hasharon, Israel, on May 31, 2023.

WIDFIT INC.
(Name of Registrant)

By:	/s/ Shahira Wely
Name:	Shahira Wely
Title:	President and Chief Executive Officer, Secretary and Treasurer (principal executive officer, principal financial officer, and principal accounting officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shahira Wely, as her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Widfit Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Dated: May 31, 2023	By:	/s/ Shahira Wely
	Name:	Shahira Wely
	Title:	President and Chief Executive Officer, Secretary, Treasurer, and director (principal executive officer, principal financial officer, and principal accounting officer)